Exhibit 10.13

CONFIDENTIAL

LOAN AGREEMENT

between

SOUTH CAROLINA JOBS-ECONOMIC DEVELOPMENT AUTHORITY
and

ROLLER BEARING COMPANY OF AMERICA, INC.
Relating to

$3,000,000
Variable Rate Demand
Industrial Development Revenue Bonds
(Roller Bearing Company of America, Inc. Project)
Series 1994B

DATED AS OF SEPTEMBER 1, 1994

TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Loan Agreement).

v

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of September 1, 1994 (this “Agreement” or Loan Agreement), between the SOUTH CAROLINA JOBS-ECONOMIC DEVELOPMENT AUTHORITY, a body corporate and politic and an agency of the State of South Carolina (the “Issuer”), and ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (the “Borrower”);

WITNESSETH:

WHEREAS, the Issuer acting by and through its Board of Directors, is authorized and empowered under and pursuant to the provisions of Title 41, Chapter 43, Code of Laws of South Carolina 1976, as amended (the “Act”), to acquire and cause to be acquired properties that are projects under the Act through which the industrial, commercial, agricultural and recreational development of the State of South Carolina (the “State”) will be promoted and trade developed by inducing business enterprises to locate in and remain in the State and thus provide maximum opportunities for the creation and retention of jobs and improvement of the standard of living of the citizens of the State; and

WHEREAS, the Issuer is further authorized by Section 41-43-110 of the Act to issue revenue bonds payable by the Issuer solely from revenues and receipts from any financing agreement between the Issuer and any business enterprise with respect to such project and secured by a pledge of said revenues and receipts and by an assignment of such financing agreement; and

WHEREAS, pursuant to the Act, the Issuer is authorized to issue its Variable Rate Demand Industrial Development Revenue Bonds (Roller Bearing Company of America, Inc. Project) Series 1994B in the principal amount of $3,000,000 (the “Bonds”) for the purpose of providing working capital (the “Project”) in connection with an approximately 60,000 square foot expansion of an existing facility for the manufacture of roller bearings in Darlington County, South Carolina which is owned and operated by the Borrower; and

WHEREAS, the proceeds from the sale of the Bonds will be loaned to the Borrower pursuant to the provisions of this Loan Agreement to enable the Borrower to fund the Project; and

WHEREAS, the amount necessary to provide the working capital constituting the Project will require the issuance, sale and delivery of the Bonds, as hereinafter provided; and

WHEREAS, to secure the payment of the principal of and interest on the Bonds and the purchase price of Bonds tendered by the Owners thereof as provided in the Trust Indenture of even date herewith (the “Indenture”) between the Issuer and Mark Twain Bank, as Trustee (the “Trustee”), the Borrower has caused the Credit Enhancer (as defined in the Indenture) to issue its Credit Facility (as defined in the Indenture) to the Trustee; and

WHEREAS, pursuant to the foregoing, the Issuer desires to loan the proceeds of the Bonds to the Borrower and the Borrower desires to borrow the proceeds of the Bonds from the Issuer, to be repaid by the Borrower and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements herein contained, the Issuer and the Borrower do hereby represent, covenant and agree as follows:

ARTICLE I

DEFINITIONS, CONSTRUCTION AND CERTAIN GENERAL PROVISIONS

Section 1.1. Definitions. All words and terms defined in Section 101 of the Indenture shall have the same meaning in this Loan Agreement unless otherwise defined herein. In addition to words and terms defined in the Indenture or defined elsewhere in this Loan Agreement, the following words and terms shall have the following meanings, unless some other meaning is plainly intended:

“Additional Payments” means the Additional Payments described in Section 3.7 hereof.

“Borrower Documents” means this Loan Agreement and the Collateral Documents.

“Default” means any event or condition which constitutes, or with the giving of any requisite notice or upon the passage of any requisite time period or upon the occurrence of both would constitute, an Event of Default under this Agreement or the Indenture.

“Event of Default” means any Event of Default as defined in Section 8.1 hereof.

“Loan Payment Date” means an Interest Payment Date, Principal Payment Date or any other date on which the principal of and interest on the Bonds is payable.

“Loan Payments” means the Loan Payments described in Section 3.6 hereof.

“Loan Term” means the period from the effective date of this Loan Agreement until the expiration hereof pursuant to Section 10.2 of this Loan Agreement.

“Plant” means the facility, including machinery and equipment, for manufacture of roller bearings operated by the Borrower in Darlington County, South Carolina, as expanded with the proceeds of the Series 1994A Bonds.

“Project” means the working capital generally described in Exhibit A hereto, as provided for in this Loan Agreement.

“Series 1994A Bonds” means the Issuer’s $7,700,000 Variable Rate Demand Industrial Development Revenue Bonds (Roller Bearing Company of America, Inc. Project) Series 1994A.

“Series 1994A Loan Agreement” means the Loan Agreement dated of even date herewith between the Issuer and the Borrower, delivered with respect to the Series 1994A Bonds, as amended, restated or supplemented.

“Unassigned Issuer’s Rights” means the Issuer’s rights to reimbursement and payment of its costs and expenses and rebatable arbitrage under Sections 3.7(b) and (d).8.4 and 8.6 hereof, its rights of access under Section 6.1 hereof, its rights to indemnification under Sections 4.5 and 6.3 hereof, its rights to exemption from liability under Sections 10.8 and 10.9 hereof, its rights to receive notices, reports and other statements and its rights to consent to certain matters.

Section 1.2. Rules of Interpretation. (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

(b) Unless the context shall otherwise indicate words importing the singular number shall include the plural and vice versa, and words importing person shall include firms, partnerships, associations, joint stock companies, joint ventures, trusts, unincorporated organizations, limited liability companies and corporations, including governmental entities, as well as natural persons.

(c) The words “herein”, “hereby”, “hereunder”, “hereof”, “hereto”, “hereinbefore”, “hereinafter” and other equivalent words refer to this Loan Agreement and not solely to the particular article, section, paragraph or subparagraph hereof in which such word is used.

(d) Reference herein to a particular article or a particular section shall be construed to be a reference to the specified article or section hereof unless the context or use clearly indicates another or different meaning or intent. Reference herein to a schedule or an exhibit shall be construed to be a reference to the specified schedule or exhibit hereto unless the context or use clearly indicates another or different meaning or intent.

(e) Wherever an item or items are listed after the word “including”, such listing is not intended to be a listing that excludes items not listed.

(f) The table of contents, captions and headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

[End of Article I]

ARTICLE II

REPRESENTATIONS

Section 2.1. Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

(a)  The Issuer is a body politic and corporate and an agency of the State.

(b)  The Issuer has lawful power and authority under the Act, acting through its Board of Directors, to enter into the transactions contemplated by this Loan Agreement and to carry out its obligations hereunder. By proper action of the Board of Directors, the Issuer has been duly authorized to execute and deliver this Loan Agreement, acting by and through its duly authorized officers.

(c)  The issuance of the Bonds will further the public purposes of the Act.

(d)  To finance the costs of the working capital constituting the Project, the Issuer proposes to issue the Bonds in the aggregate principal amount of $3,000,000. The Bonds will bear interest at the rates and be scheduled to mature as set forth in Article II of the Indenture and will be subject to purchase from the Owners thereof in accordance with the provisions of Article III of the Indenture and redemption prior to maturity in accordance with the provisions of Article IV of the Indenture. The Bonds are to be issued under and secured by the Indenture, pursuant to which the payments, revenues and receipts derived by the Issuer pursuant to this Loan Agreement, other than Unassigned Issuer’s Rights, will be pledged and assigned to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

(e)  To the best of its knowledge, no member of the governing body of the Issuer or any other officer of the Issuer has any significant or conflicting interest, financial, employment or otherwise, in the Borrower, the Project or in the transactions contemplated hereby.

Section 2.2. Representations and Warranties by the Borrower. The Borrower represents and warrants as follows:

(a)  The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its properties and carry on its business as now being conducted, and is duly qualified to do such business, and is in good standing, wherever such qualification is required, including the State.

(b)  The Borrower has the power and authority to execute and deliver the Borrower Documents, and to carry out the transactions contemplated hereby and thereby, and has duly authorized the execution, delivery and performance of each of the foregoing.

(c)  Neither the execution nor delivery of the Borrower Documents, nor the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions hereof or thereof, conflicts with or results in a breach of or will constitute a default under any of the terms, conditions or provisions or any legal restriction of any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitutes a default under any of the foregoing or violates any judgment, order, writ, injunction, decree, law, rule or regulation to which it is subject.

(d)  The Borrower is knowledgeable in the operation of manufacturing facilities of the magnitude and nature of the Plant.

(e)  The Borrower is not presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any federal or state authority which would have the effect of preventing or hindering performance of its duties hereunder, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of any such order.

(f)  To the best of its knowledge, the Borrower has made, and will during the term of this Agreement make, all filings which it is obligated to make with, and has obtained, and will during the term of this Agreement obtain, all approvals and consents which it is obligated to obtain from all federal, state and local regulatory agencies having jurisdiction to the extent, if any, required by applicable laws and regulations to be made or to be obtained in connection with the Project, the execution and delivery by the Borrower of the Borrower Documents, the transaction contemplated thereunder, and the performance by the Borrower of its obligations thereunder.

(g)  To the best of the Borrower’s knowledge, except to the extent disclosed to the Credit Enhancer, the operation and maintenance of the Plant does not conflict with any zoning, building, safety, health or environmental quality or other law, ordinance, order, rule or regulation applicable thereto.

(h)  The Borrower will keep and perform faithfully all of its duties, obligations, covenants and undertakings contained herein and in the Borrower Documents.

(i)  The Borrower will execute and deliver such additional instruments and perform such additional acts as may be necessary, in the opinion of the Issuer, to carry out the intent hereof and of the Borrower Documents or to perfect or give further assurances of any of the rights granted or provided for herein or in the Borrower Documents.

(j)  The Borrower agrees that during the Loan Term it will maintain its existence, will not dissolve (other than a technical dissolution under State law so long as the Borrower is immediately reconstituted) or otherwise dispose of all or substantially all of its assets; provided that the Borrower may, without violating the agreement contained in this paragraph, merge or consolidate with another legal entity or sell or otherwise transfer to another legal entity all or substantially all of its assets as an entirety and thereafter dissolve, provided (i) that such merger, consolidation or transfer will not affect the excludability of the interest on the Bonds from gross income for federal income tax purposes; (ii) that if the successor or transferee legal entity is not the Borrower, then such legal entity shall be a legal entity, organized and existing under the laws of one of the States of the United States of America and shall be qualified to do business in the State; (iii) such successor or transferee entity shall assume all of the obligations of the Borrower under the Borrower Documents in which event the Borrower shall be released from its obligations under the Borrower Documents; and (iv) the Credit Enhancer consents thereto in writing.

(k)  The Borrower will advise the Issuer, the Credit Enhancer and the Trustee promptly in writing of the occurrence of any Default hereunder or any event which, with the passage of time or service of notice, or both, would constitute an Event of Default hereunder, specifying the nature and period of existence of such event and the actions being taken or proposed to be taken with respect thereto.

(l)  Any certificate signed by an Authorized Borrower Representative and delivered pursuant to this Loan Agreement or the Indenture shall be deemed a representation and warranty of the Borrower as to the statement made therein.

(m)  Concurrently with the execution of this Loan Agreement, the Borrower will cause to be delivered to the Trustee, on behalf of the Issuer, the Credit Facility and the Credit Facility shall be in full force and effect and shall secure the payment of the principal and purchase price of, and interest on, the Bonds.

(n)  The working capital constituting the Project will be used solely in connection with the Borrower’s operation of the Plant or to pay costs of issuance of the Bonds.

(o)  There is not now pending or, to the knowledge of the Borrower, threatened, any suit, action or proceeding against or affecting the Borrower by or before any court, arbitrator, administrator, administrative agency or other governmental authority which, if decided adversely to the Borrower, would materially and adversely affect the validity of any of the transactions contemplated by this Loan Agreement or the Indenture, or impair the ability of the Borrower to perform its obligations under this Loan Agreement or the Indenture, or as contemplated hereby or thereby, nor, to the knowledge of the Borrower, is there any basis therefor.

(p)  The Project is of the type authorized and permitted by the Act, and the Project is substantially the same in all material respects to that described in the notice of public hearing published in The Darlington News and Post on June 1, 1994.

(q)  The Plant is located wholly within Darlington County, South Carolina.

(r)  The Borrower will not take any action or omit to take any action or permit any action which is within its control to be taken or omitted which would impair the excludability from gross income for federal income taxation purposes of interest on the Series 1994A Bonds.

[End of Article II]

ARTICLE III

THE LOAN; ISSUANCE OF THE BONDS

Section 3.1. Amount and Source of the Loan. The Issuer agrees to lend to the Borrower, upon the terms and conditions herein and in the Indenture specified, the net proceeds received by the Issuer from the sale of the Bonds (the “Loan”), and to cause such proceeds to be deposited in accordance with the Indenture.

Section 3.2. [Reserved].

Section 3.3. [Reserved].

Section 3.4. Disbursements from the Project Fund and the Cost of Issuance Fund.

(a) The Issuer has, in the Indenture, authorized and directed the Trustee, provided no Event of Default has occurred and is continuing, to make disbursements from the Project Fund and the Cost of Issuance Fund, to:

(i) provide working capital for the Borrower in connection with the operation of the Plant;

(ii) pay financing, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds and the preparation and delivery of this Loan Agreement and related documents; and

(iii) pay the fees and expenses of the Trustee, Registrar, Tender Agent and Paying Agent properly incurred in connection with the execution and delivery of the Indenture and of the Credit Enhancer properly incurred in connection with the issuance of the Credit Facility and the execution and delivery of the Letter of Credit Agreement.

(b) All moneys in the Project Fund (including moneys earned thereon by investment thereof) remaining after the completion of funding of the Project and payment, or provision for payment, in full of the costs provided in the preceding subsection of this Section, then due and payable, shall as soon as practicable be paid into the Revenue Fund to be used for the redemption of the Bonds, or a portion thereof, at the earliest possible date.

(c) All disbursements from the Project Fund for the items described in this Section shall be made only upon the written order of an Authorized Borrower Representative and the following conditions shall have been satisfied with respect to such disbursement:

(A) There shall have been delivered to the Trustee and the Credit Enhancer a certificate of an Authorized Borrower Representative in the form of Exhibit B attached hereto certifying, with respect to such disbursement, to the Credit Enhancer and the Trustee (1) the amount of working capital and/or cost of credit enhancement to be disbursed, (2) that such amount will be expended by the Borrower in connection with the operation of the Plant and (3) that none of the items for which the disbursement is proposed to be made formed the basis for any disbursement theretofore made from the Project Fund;

(B) There shall be in existence no Event of Default or situation which, upon the giving of notice or the passage of time or both would become an Event of Default; and

(C) The Credit Enhancer shall have approved the requested disbursement from the Project Fund.

(d) Should the Borrower be unable to request final disbursement from the Project Fund as described above prior to a date which is five (5) years from the Bond Issuance Date, such funds remaining in the Project Fund shall be considered to be moneys remaining in the Project Fund after completion of the Project and shall be paid into the Revenue Fund and expended as described in Section 3.4(b) unless the Borrower delivers to the Trustee an opinion of Bond Counsel that such treatment is not necessary to retain the State tax-exempt status of the Bonds.

(e) All disbursements from the Cost of Issuance Fund for the items described above shall be made only upon the written order of the Authorized Borrower Representative in substantially the form attached hereto as Exhibit B.

Section 3.5. Investment of Fund Moneys. Any moneys held as part of the Funds under the Indenture shall be invested or reinvested by the Trustee as provided in the Indenture.

Section 3.6. Loan Payments. The Borrower shall pay the following amounts to the Trustee, all as “Loan Payments” under this Loan Agreement:

(a) The Borrower covenants and agrees during the Loan Term to make Loan Payments to the Trustee at its Principal Office, for the account of the Issuer, for deposit in the Revenue Fund, in federal or other immediately available funds, during normal business hours on or before 10:00 A.M., Trustee’s local time, on each Loan Payment Date, the amount of such payment being as follows:

(i) the amount of the principal, if any, of the Bonds due and payable on such Loan Payment Date, whether at stated maturity, by redemption prior to maturity or acceleration or otherwise;

(ii) the amount of interest on the Bonds due and payable on such Loan Payment Date;

(iii) the amount of redemption premium, if any, on the Bonds due and payable on such Loan Payment Date; and

(iv) the purchase price of any Bonds required to be purchased on such Loan Payment Date pursuant to Article III of the Indenture.

(b) The amounts received by the Trustee under the Credit Facility shall be credited against the Loan Payment due on the applicable Loan Payment Date. Any Loan Payment made by the Borrower and held by the Trustee in such event shall be delivered to the Credit Enhancer in reimbursement of the amounts so received by the Trustee under the Credit Facility, and any excess shall be returned to the Borrower as an overpayment.

(c) Except for such interest of the Borrower as may hereafter arise pursuant to Section 510 of the Indenture, the Borrower and the Issuer each acknowledge that neither the Borrower nor the Issuer has any interest in the Revenue Fund or the Debt Service Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Bondowners and the Credit Enhancer.

Section 3.7. Additional Payments. The Borrower shall pay the following amounts to the following persons, all as “Additional Payments” under this Loan Agreement:

(a) To the Trustee, when due, all reasonable fees and charges for its services rendered under the Indenture, this Loan Agreement and the Borrower Documents, and all reasonable expenses (including without limitation reasonable fees and charges of the Paying Agent, the Bond Registrar, counsel, accountant, engineer or other person) incurred in the performance of the duties of the Trustee under the Indenture, this Loan Agreement and the other Borrower Documents, for which the Trustee and other persons are entitled to repayment or reimbursement;

(b) To the Issuer, upon demand, its regular administrative and issuance fees and charges, if any, and all expenses (including without limitation attorney’s fees) incurred by the Issuer in relation to the transactions contemplated by this Loan Agreement and the Indenture, which are not otherwise to be paid by the Borrower under this Loan Agreement or the Indenture;

(c) To the appropriate Person, all taxes, assessments and charges required to be paid pursuant to Section 5.3 hereof;

(d) To the appropriate person, such payments as are required (i) as payment for or reimbursement of any and all reasonable costs, expenses and liabilities incurred by the Issuer, the Credit Enhancer or the Trustee or any of them in satisfaction of any obligations of the Borrower hereunder and under the other Borrower Documents that the Borrower does not perform, or incurred in the defense of any action or proceeding with respect to the Project, this Loan Agreement, the Indenture or the other Borrower Documents, or (ii) as reimbursement for expenses paid, or as prepayment of expenses to be paid, by the Issuer or the Trustee that are incurred as a result of a request by the Borrower or for which the Borrower is liable under this Loan Agreement;

(e) To the appropriate Person, any other amounts required to be paid by the Borrower under this Loan Agreement; and

(f) All Costs of Issuance and fees, charges and expenses, including agent and counsel fees, incurred in connection with the issuance of the Bonds, as and when the same become due.

Any past due Additional Payments shall continue as an obligation of the Borrower until they are paid and shall bear interest (except as may be otherwise provided in the Collateral Documents with respect to obligations owed to the Credit Enhancer) at the base rate of interest announced from time to time by the Trustee for variable rate commercial loans plus two percent (2%) during the period such Additional Payments remain unpaid.

Section 3.8. Obligations Unconditional. The obligations of the Borrower to make Loan Payments and Additional Payments on or before the date the same become due, and to perform all of its other obligations, covenants and agreements hereunder shall be absolute and unconditional, and the Borrower shall make such payments and perform such obligations without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee or any other Person.

Section 3.9. Credit Facility. Concurrently with the issuance of the Bonds, the Borrower shall cause the Credit Facility to be delivered to the Trustee to induce the purchase of the Bonds by the original purchasers thereof. The Borrower shall cause the Credit Facility or an Alternate Credit Facility to be continuously maintained until all of the Bonds have been fully paid or their payment provided for in accordance with Article XII of the Indenture.

Section 3.10. Alternate Credit Facility. The Borrower may (without penalty or premium) provide and the Trustee shall accept any Alternate Credit Facility, provided that any Alternate Credit Facility shall meet the requirements of Section 706 of the Indenture and an opinion of counsel acceptable to the Trustee has been delivered to the Trustee to substantially the same effect as the opinion of counsel to the Credit Enhancer delivered in connection with the issuance of the initial Credit Facility and, in addition, to the effect that the exemption of the Bonds (or any securities evidenced thereby) from the registration requirements of the Securities Act of 1933, as amended, shall not be impaired by the substitution of such Alternate Letter of Credit or that the applicable registration or qualification requirements of such Act have been satisfied.

Section 3.11. Issuance of Bonds. In order to provide funds for the Project, the Issuer agrees that it will issue, sell and deliver the Bonds to the original purchasers thereof. The proceeds of the sale of the Bonds shall be paid over to the Trustee for the account of the Issuer in accordance with the Indenture.

Section 3.12. Borrower Required to Pay Costs in Event Project Fund Insufficient. In the event that money in the Project Fund is not sufficient to pay all costs of providing the Project, the Borrower shall, nonetheless, complete the Project and shall pay all costs of such completion in full from its own funds. The Borrower shall not be entitled to any reimbursement for such completion costs from the Issuer, the Credit Enhancer or any Trustee, Registrar or Paying Agent, nor shall it be entitled to any abatement, diminution or postponement of Loan Payments.

Section 3.13. Completion Date. The Completion Date of the Project shall be evidenced to the Issuer, the Credit Enhancer and the Trustee by a certificate signed by an Authorized Borrower Representative substantially in the form attached hereto as Exhibit C.

[End of Article III]

ARTICLE IV

OPERATION OF THE PLANT

Section 4.1. Operation of the Plant. The Borrower represents, warrants, covenants and agrees that it has obtained or shall obtain all necessary or required permits, licenses, consents and approvals that are material for the operation and maintenance of the Plant and shall comply in all material respects with all lawful requirements of any governmental body regarding the use or condition of the Plant, whether existing or later enacted, foreseen or unforeseen or whether involving any change in governmental policy or requiring structural or other changes to the Project and irrespective of the cost of so complying.

Neither the Issuer, the Trustee or the Credit Enhancer, nor their respective successors or assigns are the agents or representatives of the Borrower, and the Borrower is not the agent of the Issuer, the Trustee or the Credit Enhancer, and this Loan Agreement shall not be construed to make any of the Issuer, the Trustee or the Credit Enhancer liable to materialmen, contractors, subcontractors, craftsmen, laborers or others for goods or services delivered by them in connection with the expansion of the Plant, or for debts or claims accruing to the aforesaid parties against the Borrower. This Loan Agreement shall not create any contractual relation either expressed or implied between the Issuer, the Trustee or the Credit Enhancer and any materialmen, contractors, subcontractors, craftsmen, laborers or any other person supplying any work, labor or materials in connection with the expansion of the Plant.

Section 4.2. Environmental Compliance. The Borrower will comply in all material respects with the environmental provisions of the Credit Documents, the provisions of which (including relevant definitions) are incorporated herein by this reference and constitute a part of this Agreement.

Section 4.3. Payment of Project Costs. The proceeds from the sale of the Bonds shall be paid by the Trustee from the Project Fund in accordance with Section 3.4 of this Agreement to provide for the payment of the Project costs.

Section 4.4. Deficiency of Project Fund. The Issuer makes no warranty, either express or implied, that the amounts in the Project Fund shall be sufficient to fully provide for the costs of the Project. The Borrower shall not be entitled to any reimbursement for the payment of any such deficiency by the Issuer, the Trustee, the Credit Enhancer or any Bondowner, nor shall it be entitled to any diminution of any amounts otherwise payable under this Loan Agreement.

[End of Article IV]

ARTICLE V

MAINTENANCE; TAXES; INSURANCE

Section 5.1. Maintenance of Plant by Borrower. The Borrower agrees that during the term of this Agreement it will keep and maintain the Plant in good condition, repair and working order, ordinary wear and tear excepted, at its own cost, and will make or cause to be made from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereto.

Section 5.2. Sale or Lease of Plant; Assignment of Loan Agreement by Borrower. Upon the written consent of the Credit Enhancer and the delivery of an Opinion of Bond Counsel to the Trustee and the Credit Enhancer that such action is permitted by the Borrower Documents and the Act, and shall not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Series 1994A Bonds, the Borrower may assign, mortgage, pledge, sell, lease, grant a security interest in, or in any other manner transfer, convey or dispose of the Plant or any interest therein or part thereof or assign any of its right, title and interest in, to and under this Loan Agreement in accordance with the Borrower Documents; provided that no such assignment with respect to this Loan Agreement shall be made unless a corresponding assignment is made with respect to the Series l994A Loan Agreement.

Section 5.3. Taxes, Assessments and Other Charges. The Borrower shall pay all taxes, assessments and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Plant (including any tax upon or with respect to the income or profits of the Issuer from the Plant that, if not paid, would become a charge on the payments to be made under this Loan Agreement prior to or on a parity with the charge thereon created by the Indenture and including ad valorem, sales and excise taxes, assessments and charges upon the Borrower’s interest in the Plant), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Plant and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on the Plant.

Section 5.4. Use of Plant. The Issuer will not take or cause the Trustee to take any action (other than as provided herein or in the Indenture) to interfere with the Borrower’s interest in the Plant or to interfere with possession, custody, use and enjoyment of the Plant.

Section 5.5. Insurance Required. The Borrower shall cause the Plant to be kept continuously insured against such risks as are customarily insured against by companies conducting activities similar to those of the Borrower in connection with the Plant, and shall pay as the same become due all premiums in respect thereof, all as provided in the Credit Documents.

[End of Article V]

ARTICLE VI

PARTICULAR COVENANTS

Section 6.1. Access to the Plant and Inspection; Operation of the Plant. The duly authorized agents of the Issuer, the Credit Enhancer and the Trustee shall have the right, at all reasonable times upon the furnishing of reasonable notice under the circumstances, to enter upon the Plant and to examine and inspect the Plant, subject to any secrecy regulation or agreement or national security law or regulation of the government of the United States of America. The Borrower will execute, acknowledge and deliver all such further documents and do all such other acts and things as may be necessary to grant to the Issuer, the Credit Enhancer and the Trustee such right of entry. The duly authorized agents of the Issuer, the Credit Enhancer and the Trustee shall also be permitted, at all reasonable times upon reasonable notice under the circumstances, to examine the books and records of the Borrower with respect to the Plant, the working capital provided for herein, and the obligations of the Borrower hereunder.

Section 6.2. Financial Statements. The Borrower shall furnish the Credit Enhancer and the Trustee with copies of its audited financial statements for each of its fiscal years within 120 days after the end of the preceding fiscal year accompanied by a certificate of the Authorized Borrower Representative stating (i) that the information contained in such statements is materially true and correct, and (ii) that, to the best of his knowledge after reasonable investigation, no Default exists, and if there is such a Default, specifying the nature and period of existence thereof and what action, if any, the Borrower is taking or proposes to take with respect thereto.

Section 6.3. Indemnification. (a) The Borrower releases the Issuer and the Trustee from, agrees that the Issuer and the Trustee shall not be liable for, and indemnifies the Issuer and the Trustee against, all liabilities, losses, damages (including reasonable attorneys’ fees), causes of action, suits, claims, costs and expenses, demands and judgments of any nature imposed upon or asserted against the Issuer or the Trustee, on account of: (i) any loss or damage to property or injury to or death of or loss by any Person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Plant; (ii) any breach or default on the part of the Borrower in the performance of any covenant or agreement of the Borrower under this Loan Agreement, the Borrower Documents or any related document, or arising from any act or failure to act by the Borrower, or any of its agents, contractors, servants, employees or licensees; (iii) violation by the Borrower or any Affiliate of any law, ordinance or regulation affecting the ownership, occupancy or use of the Plant; (iv) the authorization, issuance and sale of the Bonds, and the provision of any information furnished by the Borrower in connection therewith concerning the Project or the Borrower or arising from (1) any errors or omissions of any nature whatsoever such that the Bonds, when delivered to the Bondowners, are not validly issued and binding obligations of the Issuer, or (2) any fraud or misrepresentations or omissions contained in the proceedings of the Issuer or the Trustee with respect to, or as a result of, materials furnished in writing by the Borrower relating to the issuance of the Bonds which, if known to the original purchaser of the Bonds, would reasonably be a material factor in its decision to purchase the Bonds; and (v) any claim or action or proceeding with respect to the matters set forth in subsections (i), (ii), (iii) and (iv) above brought thereon; provided, however, that the Borrower does not hereby release the Issuer or the Trustee from, or agree that either of them shall not be liable for, or indemnify either of them against any liabilities, losses, damages (including attorneys’ fees), causes of action, suits, claims, costs and expenses, demands and judgments of any nature imposed upon or asserted against either of them on account of, with respect to the Issuer, its willful misconduct, or, with respect to the Trustee, its negligence or willful misconduct.

(b) The Borrower agrees to indemnify the Trustee for and to hold it harmless against all liabilities, claims, costs and expenses incurred without negligence or willful misconduct on the part of the Trustee, on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of this Loan Agreement, the Bonds or the Indenture or any action taken at the request of or with the consent of the Borrower, including the costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Loan Agreement, the Bonds or the Indenture.

(c) In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Borrower, and the Borrower upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Borrower from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Borrower. At its own expense, an indemnified party may employ separate legal counsel and participate in (but not control) the defense. The Borrower shall not be liable for any settlement without its consent.

(d) The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers, staff and employees of the Issuer, and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer to the full extent permitted by law.

Section 6.4. Further Assurances and Corrective Instruments. Subject to the Indenture, the Issuer and the Borrower from time to time will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, Supplemental Loan Agreements and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Loan Agreement.

Section 6.5. Litigation Notice. The Borrower shall give the Trustee and the Credit Enhancer prompt notice of any action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, or of any of the same which may be threatened, which, if adversely determined, would materially impair the right of the Borrower to carry on the business which is contemplated in connection with the Project, or would materially and adversely affect its business, operations, properties, assets or condition. Within five Business Days after the filing against the Borrower, and prior to the filing by the Borrower, of a petition in bankruptcy, the Borrower shall notify the Trustee and the Credit Enhancer in writing as to such occurrence.

Section 6.6. Annual Certificate. The Borrower will furnish to the Issuer, the Trustee and the Credit Enhancer, on or before September 1 of each year, a certificate, signed by an Authorized Borrower Representative, stating that the Borrower has made a review of its activities with respect to the Project during the preceding calendar year for the purpose of determining whether or not the Borrower has complied with all of the terms, provisions and conditions of the Borrower Documents and that the

Borrower has, to the best of its knowledge, kept, observed, performed and fulfilled each and every covenant, provision and condition of the Borrower Documents on its part to be performed and is not in default, in the performance or observance of any of the terms, covenants, provisions or conditions hereof. If the Borrower shall be in default such certificate shall specify all such defaults and the nature thereof.

[End of Article VI]

ARTICLE VII

ASSIGNMENT OF ISSUER’S RIGHTS UNDER LOAN AGREEMENT

Section 7.1. Assignment by the Issuer. The Issuer, by means of the Indenture and as security for the payment of the principal of, purchase price of, and redemption premium, if any, and interest on the Bonds, and the obligations payable to the Credit Enhancer under the Letter of Credit Agreement, will assign, pledge and grant a security interest in certain of its rights, title and interests in, to and under this Loan Agreement, including Loan Payments and Additional Payments and other revenues, moneys and receipts received by it pursuant to this Loan Agreement, to the Trustee (reserving its Unassigned Issuer’s Rights).

Section 7.2. Restriction on Transfer of Issuer’s Rights. The Issuer will not sell, assign, transfer or convey its interests in this Loan Agreement except pursuant to the Indenture.

Section 7.3. Credit Enhancer’s Remedial Rights. The Issuer and the Borrower hereby acknowledge and agree that should the Credit Enhancer exercise certain of its remedial rights under the Credit Documents, the Credit Enhancer (or an affiliate or designee thereof) may become successor in interest to the Borrower hereunder. No such exercise of the Credit Enhancer’s rights under the Credit Documents, or succession of the Credit Enhancer (or an affiliate or designee thereof) to the interest of the Borrower hereunder, shall require, as a condition precedent, either (i) the further consent of the Issuer, the Trustee or the Bondowners, or (ii) the acceleration of the Bonds (unless the Credit Enhancer elects such in its sole discretion).

[End of Article VII]

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.1. Events of Default Defined. The term “Event of Default” shall mean any one or more of the following events:

(a)  Failure by the Borrower to make timely payment of any Loan Payment or any Additional Payment when due.

(b) Failure by the Borrower to observe and perform any covenant, condition or agreement on the part of the Borrower under this Loan Agreement or the Indenture, other than as referred to in the preceding subparagraph (a) of this Section, for a period of 60 days after written notice of such default has been given to the Borrower and the Credit Enhancer by the Trustee during which time such default is neither cured by the Borrower or the Credit Enhancer nor waived in writing by the Credit Enhancer and the Trustee, provided that, if the failure stated in the notice cannot be corrected within said 60-day period, the Credit Enhancer and the Trustee may consent in writing to an extension of such time prior to its expiration and the Credit Enhancer and the Trustee will not unreasonably withhold their consent to such an extension if corrective action is instituted by the Borrower or the Credit Enhancer within the 60-day period and diligently pursued to completion and if such consent, in their judgment, does not materially adversely affect the interests of the Bondowners.

(c)  Any representation or warranty by the Borrower herein or in any certificate or other instrument delivered under or pursuant to this Loan Agreement or the Indenture or in connection with the financing of the Project shall prove to have been false, incorrect, misleading or breached in any material respect on the date when made, unless waived in writing by the Issuer, the Credit Enhancer and the Trustee or cured by the Borrower or the Credit Enhancer within 30 days after the discovery thereof and notice has been given to the Borrower and the Credit Enhancer.

(d)  The occurrence of an Act of Bankruptcy with respect to the Borrower.

(e)  The occurrence of an Event of Default as defined in the Indenture.

(f)  The occurrence of an Event of Default as defined in the Series 1994A Loan Agreement.

Section 8.2. Remedies on Default. Subject to the provisions of Section 8.8 hereof, whenever any Event of Default shall have occurred and be continuing, the Trustee, as the assignee of the Issuer, may take any one or more of the following remedial steps; provided that if the principal of all Bonds then Outstanding and the interest accrued thereon shall have been declared immediately due and payable pursuant to the provisions of Section 802 of the Indenture, all Loan Payments for the remainder of the Loan Term shall become immediately due and payable without any further act or action on the part of the Issuer or the Trustee and the Trustee may immediately proceed (subject to the provisions of Section 8.8 hereof) to take any one or more of the remedial steps set forth in subparagraph (b) of this Section:

(a) By written notice to the Borrower (with a copy to the Credit Enhancer) declare all Loan Payments to be immediately due and payable, together with interest on overdue payments of principal and redemption premium, if any, and, to the extent permitted by law, interest, at the rate or rates of interest specified in the respective Bonds, without presentment, demand or protest, all of which are expressly waived.

(b) Take whatever other action at law or in equity, including causing the appointment of a receiver or receivers for the Borrower and/or its assets, taking all actions necessary and appropriate to exercise or to cause the exercise the rights and powers set forth herein or in the Indenture, as may appear necessary or desirable to collect the amounts payable pursuant to this Loan Agreement then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement or the Indenture.

In the enforcement of the remedies provided in this Section, the Trustee may treat all expenses of enforcement, including reasonable legal, accounting and advertising fees and expenses, as Additional Payments then due and payable by the Borrower.

Any amount collected pursuant to action taken under this Section (other than payments on the Credit Facility) shall be paid to the Trustee and applied, first, to the payment of any costs, expenses and fees incurred by the Issuer or the Trustee as a result of taking such action and, next, any balance shall be used to satisfy any Loan Payments then due by payment into the Revenue Fund and applied in accordance with the Indenture and, then, to satisfy any other Additional Payments then due or to cure any other Event of Default.

Notwithstanding the foregoing, the Trustee shall not be obligated to take any remedial action described in (b) above that in its opinion will or might cause it to expend time or money or otherwise incur liability, unless and until indemnity satisfactory to it has been furnished to the Trustee at no cost or expense to the Trustee.

The provisions of this Section are subject to the limitation that the annulment of a declaration that the Bonds are immediately due and payable shall automatically constitute an annulment of any corresponding declaration made pursuant to subparagraph (a) of this Section and a waiver and rescission of the consequences of such declaration and of the Event of Default with respect to which such declaration has been made, provided that no such waiver or rescission shall extend to or affect any other or subsequent Default or impair any right consequent thereon. In the event any covenant, condition or agreement contained in this Loan Agreement shall be breached or any Event of Default shall have occurred and such breach or Event of Default shall thereafter be waived by the Trustee, such waiver shall be limited to such particular breach or Event of Default.

Section 8.3. No Remedy Exclusive. Subject to the provisions of Section 8.8 hereof, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

Section 8.4. Agreement to Pay Attorneys’ Fees and Expenses. Subject to the provisions of Section 3.7 hereof, in correction with any Event of Default by the Borrower, if the Issuer or the Trustee employs attorneys or incurs other expenses for the collection of amounts payable hereunder or the enforcement of the performance or observance of any covenants or agreements on the part of the Borrower herein contained, the Borrower agrees that it will, on demand therefor, pay to the Issuer and the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer and the Trustee.

Section 8.5. Issuer and Borrower to Give Notice of Default. The Issuer, the Trustee and the Borrower shall each, at the expense of the Borrower, promptly give to the Credit Enhancer and the other listed parties written notice of any Default of which the Issuer, the Trustee or the Borrower, as the case may be, shall have actual knowledge or written notice, but the Issuer shall not be liable for failing to give such notice.

Section 8.6. Performance Of Borrower’s Obligations. If the Borrower shall fail to keep or perform any of its obligations as provided in this Loan Agreement in respect of (a) maintenance of insurance, (b) payments of taxes, assessments and other charges, (c) repairs and maintenance of the Plant, and (d) compliance with legal or insurance requirements, or in the making of any other payment or performance of any other obligation, then the Issuer, the Credit Enhancer or the Trustee, may (but shall not be obligated so to do) upon the continuance of such failure on the Borrower’s part for 5 days after notice of such failure is given to the Borrower and the other listed parties by the Issuer, the Credit Enhancer or the Trustee, and without waiving or releasing the Borrower from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by the Issuer, the Credit Enhancer or the Trustee and all necessary incidental costs and expenses incurred by the Issuer, the Credit Enhancer or the Trustee in performing such obligations shall be deemed to be Additional Payments or payments due under the Collateral Documents, as applicable, and shall be paid to the Issuer, the Credit Enhancer or the Trustee on demand.

Section 8.7. Remedial Rights Assigned to the Trustee. Upon the execution and delivery of the Indenture, the Issuer will thereby have assigned to the Trustee all rights and remedies conferred upon or reserved to the Issuer by this Loan Agreement, reserving only the Unassigned Issuer’s Rights. Subject to the provisions of Section 8.8 hereof, the Trustee shall have the exclusive right to exercise such rights and remedies conferred upon or reserved to the Issuer by this Loan Agreement in the same manner and to the same extent, but under the limitations and conditions imposed thereby and hereby. The Trustee, the Credit Enhancer and the Bondowners shall be deemed third party creditor beneficiaries of all representations, warranties, covenants and agreements contained herein.

Section 8.8. Credit Enhancer to Direct Trustee. Any provision herein to the contrary notwithstanding, unless an Event of Default described in subparagraph (a), (b), (c) or (e)(i) of Section 801 of the Indenture, or an Event of Default described in subparagraph (g) of said Section 801 as the same relates to a default described in subparagraphs (a), (b), (c) or (e)(i) of Section 801 of the Series 1994A Indenture, shall have occurred and be continuing, the Issuer shall (subject to the requirements of Section 901(1) of the Indenture) exercise the remedies provided for hereunder only if and as directed in writing by the Credit Enhancer and shall not waive any Event of Default without the prior written consent of the Credit Enhancer; provided that such direction shall not be otherwise than in accordance with the provisions of law and of the Indenture.

[End of Article VIII]

ARTICLE IX

PREPAYMENT AND ACCELERATION OF LOAN PAYMENTS

Section 9.1. Prepayment at the Option of the Borrower. Upon the exercise by the Borrower, with the prior written consent of the Credit Enhancer, of its option to cause the Bonds or any portion thereof to be redeemed pursuant to Section 401 of the Indenture, the Borrower shall prepay Loan Payments in whole or in part at the times and at the prepayment prices sufficient to redeem all or a corresponding portion of the Bonds then Outstanding in accordance with said Section. At the written direction of the Borrower such prepayments shall be applied to the redemption of the Bonds in whole or in part in accordance with said Section.

Section 9.2. Optional Prepayment Upon Certain Events. Upon the occurrence of any of the conditions or events set forth in Section 402(d) of the Indenture, the Borrower shall have the option, with the prior written consent of the Credit Enhancer, to prepay Loan Payments, in whole or in part at any time, at the time and at the prepayment price sufficient to redeem all or a corresponding portion of the Bonds then Outstanding in accordance with said Section.

Section 9.3. [Reserved].

Section 9.4. Mandatory Prepayment Upon Certain Defaults. Upon the occurrence of any event set forth in Section 402(c) of the Indenture, the Borrower shall prepay Loan Payments in whole at the time and at the prepayment price sufficient to redeem all of the Bonds then Outstanding in accordance with said Section.

Section 9.5. Mandatory Prepayment From Amounts Remaining in Project Fund. Redemption of Bonds with proceeds derived under Section 3.4(b) hereof shall be deemed a prepayment of the Loan Payments in the same amount as the amount of Bonds redeemed. The Borrower shall pay or cause to be paid to the Trustee from Available Moneys, at the time of a transfer from the Project Fund to the Revenue Fund, such amount as is necessary to cause the transferred amount to equal an Authorized Denomination.

Section 9.6. Right to Prepay at Any Time. The Borrower shall have the option at any time to prepay all of the Loan Payments, Additional Payments and other amounts it is required to pay hereunder by paying to the Trustee all such sums as are sufficient to satisfy and discharge the Indenture and paying or making provision for the payment of all other sums payable hereunder.

Section 9.7. Notice of Prepayment. To exercise an option granted by Section 9.1, Section 9.2 or Section 9.6, the Borrower shall give written notice to the Issuer, the Credit Enhancer and the Trustee which shall specify therein the date upon which a prepayment of Loan Payments will be made, which date shall be not less than 45 days from the date the notice is received by the Trustee, and which shall contain the written consent of the Credit Enhancer. In the Indenture, the Issuer has directed the Trustee to forthwith take all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect any redemption of the then Outstanding Bonds, in whole, or in part, pursuant to Section 402 of the Indenture.

Section 9.8. Precedence of this Article. The rights, options and obligations of the Borrower set forth in this Article may be exercised or shall be fulfilled, as the case may be, whether or not a Default exists hereunder, provided that such Default will not result in nonfulfillment of any condition to the exercise of any such right or option and provided further that no amounts payable pursuant to this Loan Agreement shall be prepaid in part during the continuance of an Event of Default described in subparagraph (a) of Section 8.1 hereof.

[End of Article IX]

ARTICLE X

MISCELLANEOUS

Section 10.1. Authorized Representatives. Whenever under this Loan Agreement the approval of the Issuer is required or the Issuer is required or permitted to take some action, such approval shall be given or such action shall he taken by an Authorized Issuer Representative, and the Borrower, the Credit Enhancer and the Trustee shall be authorized to act on any such approval or action. Any approval shall not he unreasonably withheld or delayed.

Whenever under this Loan Agreement the approval of the Borrower is required or the Borrower is required or permitted to take some action, such approval shall be given or such action shall be taken by an Authorized Borrower Representative, and the Issuer, the Credit Enhancer and the Trustee shall be authorized to act on any such approval or action.

Whenever under this Loan Agreement the approval of the Credit Enhancer is required or the Credit Enhancer is required or permitted to take some action, such approval shall be given or such action shall be taken by an authorized Credit Enhancer representative, and the Issuer, the Borrower and the Trustee shall be authorized to act on any such approval or action.

Section 10.2. Term of Loan Agreement. This Loan Agreement shall be effective from and after its execution and delivery and shall continue in full force and effect until the Bonds are deemed to be paid within the meaning of Article XII of the Indenture and provision has been made for paying all other sums payable by the Borrower to the Issuer, the Trustee, the Credit Enhancer and the Paying Agent to the date of the retirement of the Bonds. All agreements, covenants, representations and certifications by the Borrower as to all matters affecting the status of the interest on the Bonds and the indemnifications provided by Section 6.3 hereof shall survive the termination of this Loan Agreement for 12 months unless a claim has been made and then such indemnification shall continue with regard to that claim only.

Section 10.3. Notices. Except as otherwise provided herein, it shall be sufficient service of any notice, request, complaint, demand or other paper required by this Agreement to be given to or filed if the same shall be duly mailed by first-class mail, postage pre-paid, certified or registered mail, or sent by telegram, telecopy or telex or other similar communication, confirmed in writing by first-class mail, postage prepaid, certified or registered mail, or sent by telegram, telecopy or telex or other similar communication, on the same day, addressed as specified in Section 1302 of the Indenture. All notices given by first-class mail, certified or registered mail, postage prepaid, as aforesaid shall be deemed duly given as of the third day after they are so mailed; all notices given by telegram, telecopy or telex or other similar communication shall be deemed duly given as of the date the same are transmitted by such means to the recipient thereof; provided, however, that any notice deemed to be given on a date that is not a Business Day in the jurisdiction in which such notice is delivered to the addressee thereof, such notice shall not he deemed duly given until the next succeeding Business Day; provided, further, that notices to the Trustee shall he deemed given as of the date they are received by the Trustee. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Trustee to the other shall also be given to the Borrower, the Remarketing Agent and the Credit Enhancer. In the event of notice to any party other than the Issuer or the Trustee, a copy of the notice shall he provided to the Borrower, the Remarketing Agent and the Credit Enhancer. In addition, the Trustee shall send to the Credit Enhancer, the Borrower, the Tender Agent and the Remarketing Agent a copy of each notice sent to the Bondowners. The Issuer, the Trustee, the Tender Agent, the Borrower, the Credit Enhancer

and the Remarketing Agent may from time to time designate, by notice given under the terms of the Indenture to the others of such parties, such other address to which subsequent notices, certificates or other communications shall be sent.

Section 10.4. Performance Date Not a Business Day. If the last day for performance of any act or the exercising of any right, as provided in this Loan Agreement, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day.

Section 10.5. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns, subject to the provisions contained in Section 5.2 hereof. The Issuer and the Borrower acknowledge that the Credit Enhancer is a third-party beneficiary of those provisions herein which relate to the making of payments or giving of notice to or consents by or following the directions of or the performance of other acts to benefit it and all such provisions shall be enforceable by the Credit Enhancer.

Section 10.6. Amendments, Changes and Modifications. Except as otherwise provided in this Loan Agreement or in the Indenture, subsequent to the issuance of Bonds and prior to all of the Bonds being deemed to be paid in accordance with Article XII of the Indenture and provision being made for the payment of all sums payable under the Indenture in accordance with Article XII thereof, this Loan Agreement may not be effectively amended, changed, modified, altered or terminated without the prior concurring written consent of the Trustee and the Credit Enhancer, given in accordance with the Indenture.

Section 10.7. Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 10.8. No Pecuniary Liability. No provision, representation, covenant or agreement contained in this Loan Agreement or in the Indenture, the Bonds, or any obligation herein or therein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability (except to the extent of any loan repayments, revenues and receipts derived by the Issuer pursuant to this Loan Agreement). No provision hereof shall be construed to impose a charge against the general credit of the Issuer or the State or the taxing powers of the State within the meaning of any constitutional provision or statutory limitation, or any personal or pecuniary liability upon any director, official or employee of the Issuer.

Section 10.9. Extent of Covenants of the Issuer; No Personal or Pecuniary Liability. All covenants, obligations and agreements of the Issuer contained in this Loan Agreement and the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer in other than his official capacity, and no official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Loan Agreement or in the Indenture. No provision, covenant or agreement contained in this Loan Agreement, the Indenture or the Bonds, or any obligation herein or therein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability or a charge.

Section 10.10. Net Loan. The parties hereto agree (a) that the payments of Loan Payments are designed to provide the Issuer and the Trustee with moneys adequate in amount to pay all principal of, purchase price of, and redemption premium, if any, and interest accruing on the Bonds as the same become due and payable, (b) that to the extent that the payments of Loan Payments are not sufficient to provide the Issuer and the Trustee with funds sufficient for the purposes aforesaid, subject to the provisions of Section 3.8 hereof, the Borrower shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Payments, such further moneys, in cash, as may from time to time be required for such purposes, and (c) that if after the principal of, and redemption premium, if any, and interest on the Bonds and all costs incident to the payment of the Bonds have been paid in full the Trustee or the Issuer holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, after payment therefrom of all sums then due and owing by the Borrower under the terms of this Loan Agreement, be distributed in accordance with the Indenture.

Section 10.11. Security Interests. The Issuer and the Borrower agree to enter into all instruments (including financing statements and statements of continuation) necessary for perfection of and continuance of the perfection of the security interests of the Issuer and the Trustee in the Project. The Trustee shall file or cause to be filed all such instruments required to be so filed and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be Outstanding.

Section 10.12. Complete Agreement. The Issuer and the Borrower understand that oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect the Issuer and the Borrower from misunderstanding or disappointment, any agreements the Issuer and the Borrower reach covering such matters are contained in this Loan Agreement, which is the complete and exclusive statement of the agreement between the Issuer and the Borrower, except as the Issuer and the Borrower may later agree in writing (subject to the provisions of Article XI of the Indenture) to modify this Agreement.

Section 10.13. Severability. If any provision of this Loan Agreement, or any covenant, stipulation, obligation, agreement, act or action, or part thereof made, assumed, entered into or taken thereunder, or any application of such provision, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Loan Agreement or any other covenant, stipulation, obligation, agreement, act or action, or part thereof, made, assumed, entered into, or taken, each of which shall be construed and enforced as if such illegal or invalid portion were not contained herein. Such illegality or invalidity of any application thereof shall not affect any legal and valid application thereof, and each such provision, covenant, stipulation, obligation, agreement, act or action, or part thereof, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 10.14. Governing Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

Section 10.15. Not a Limitation. Nothing in this Loan Agreement contained is intended to be (and nothing herein shall be construed to be) a limitation on the obligations of the Borrower to the Credit Enhancer under the Credit Documents.

Section 10.16. Consent to Jurisdiction; Service of Process.

(a)  The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Loan Agreement or any of the other Borrower Documents may be brought in any appropriate court in the State or in any other court having jurisdiction over the subject matter, all at the sole election of the Issuer or the Trustee, and by the execution of this Loan Agreement, the Borrower irrevocably consents to the jurisdiction of each such court.

(b)  If for any reason the Borrower should become not qualified to do business in the State, the Borrower hereby agrees to designate and appoint, without power of revocation, an agent for service of process within the State, as the agent for the Borrower upon whom may be served all process, pleadings, notice, or other papers, which may be served upon the Borrower as a result of any of the Borrower’s obligations hereunder.

(c)  The Borrower covenants that throughout the period during which any of the Bonds remain outstanding, if a new agent for service or process within the State is designated pursuant to the terms of subsection (1,) of this section, the Borrower will immediately file with the Issuer, the name and address of such new agent and the date on which its appointment is to become effective.

IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Loan Agreement to be executed in their respective names.

SOUTH CAROLINA JOBS-ECONOMIC DEVELOPMENT AUTHORITY

By	/s/ [Illegible]
Chairman, Board of Directors

[SEAL]

ATTEST:

By	/s/ [Illegible]
Executive Director

ROLLER BEARING COMPANY OF AMERICA, INC.

		By	/s/ [Illegible]
Its CFO and TREASURER

[SEAL]

ATTEST:

By	/s/ [Illegible]
Its

EXHIBIT A

DESCRIPTION OF PROJECT

The provision of working capital to be utilized in connection with an approximately 60,000 square foot expansion of an existing facility for the manufacture of roller bearings in Darlington County, South Carolina.

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EXHIBIT B

Request No.	Date:

WRITTEN REQUEST FOR DISBURSEMENT FROM
SOUTH CAROLINA JOBS-ECONOMIC DEVELOPMENT AUTHORITY

FUND
(ROLLER BEARING OF AMERICA, INC. PROJECT)
Series 1994B

To:                              Mark Twain Bank

Attention: Corporate Trust Department

as Trustee under the Trust Indenture, dated as of September 1, 1994, between the South Carolina Jobs-Economic Development Authority, and said Trustee

Pursuant to Section 3.4 of the Loan Agreement, dated as of September 1, 1994 (the “Loan Agreement”), between the South Carolina Jobs-Economic Development Authority and Roller Bearing Company of America, Inc. (the “Borrower”), the Borrower hereby requests payment from the           Fund in accordance with this request and said Section 3.4 and hereby states and certifies as follows:

1.                                       The date and number of this request are as set forth above. The amount of such request is $

2.                                       All terms in this request shall have and are used with the meanings specified in the Loan Agreement.

3.                                       The conditions to disbursement set forth in Section 3.4(c) of the Loan Agreement have been met and satisfied with respect to this request.

4.                                       With respect to this request, the Borrower hereby certifies as to those items set forth in (2) and (3) of Section 3.4(c)(A) of the Loan Agreement.

ROLLER BEARING COMPANY OF AMERICA, INC.

By:
Authorized Borrower Representative

Consented to this           day of                , 199      .

HELLER FINANCIAL, INC.

By
Authorized Signatory

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EXHIBIT C

COMPLETION CERTIFICATE

To:	Mark Twain Bank, Trustee

and

South Carolina Jobs-Economic Development Authority, Issuer and

Heller Financial Inc., Credit Enhancer

From:	Authorized Borrower Representative

Subject:	$3,000,000 South Carolina Jobs-Economic Development Authority Variable Rate Demand Industrial Development Revenue Bonds (Roller Bearing Company of America, Inc. Project) Series 1994B

The undersigned hereby certifies in connection with the Project, financed with the proceeds of the above-described Bonds issued by the South Carolina Jobs-Economic Development Authority (the “Issuer”) pursuant to the Trust Indenture dated as of September 1, 1994 (the “Indenture”) between the Issuer and                                                              (the “Trustee”), the proceeds of which have been loaned to Roller Bearing Company of America, Inc. (the “Borrower”) pursuant to the Loan Agreement between the Borrower and the Issuer dated as of September 1, 1994 (the “Loan Agreement”) (words capitalized herein have the meaning ascribed to them in the Loan Agreement):

1. The funding of the Project was completed as of                               , 19       (the “Completion Date”).

2. The money in the Project Fund in excess of the total set forth in 1(a) above represents the surplus proceeds of the Bonds and the Trustee under the Indenture is hereby authorized and directed to deposit such money to the Revenue Fund to be used to redeem the principal amount of outstanding Revenue Bonds at the earliest possible time. Accompanying this Certificate (or otherwise to be made available to the Trustee as follows: ) are Available Moneys sufficient to cause the amount to be deposited to equal an Authorized Denomination.

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This certificate is given without prejudice to any rights against third parties which exist at the date hereof or which may subsequently come into being.

ROLLER BEARING COMPANY OF AMERICA, INC.

By:
Authorized Borrower Representative

Date:                               , 19

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